Exhibit 3.1

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                  TEL-ONE, INC.

On May 1, 2002, the Board of Directors of Tel-One, Inc. passed a resolution that
Article I of the Articles of Incorporation be amended. The corporation is filing these Articles of Amendment to the Articles of Incorporation, pursuant to F.S. 607.1006.

1. The name of the corporation is Tel-One, Inc.

2. Article I of the Articles of Incorporation of Tel-One, Inc. shall be amended as follows:

                                 ARTICLE I. NAME

The name of the corporation shall be changed to:

                               TELEON CORPORATION

Shareholder approval is not required to file these Articles of Amendment to the Articles of Incorporation.

IN WITNESS WHEREOF, the undersigned President of this corporation has executed these Articles of Amendment this 23rd day of May 2002.

                                  TEL-ONE, INC.

                                                /s/  W. Kris Brown
                                                ------------------

                                                W.Kris Brown
                                                Director, President and CEO


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